Exhibit 99.1

GREAT ELM CAPITAL GROUP, INC. REPORTS FIRST FISCAL QUARTER 2021 FINANCIAL RESULTS

▪	DME fiscal Q1 revenue grew 10.4% year-over-year and 5.0% sequentially highlighting the business’ ability to grow despite the negative impact from COVID-19 on new equipment rental set-ups
▪

DME fiscal Q1 net loss of $0.5 million improved from a net loss of $0.8 million year-over-year while adjusted EBITDA of $2.8 million decreased from $3.0 million primarily reflecting the incremental costs of operating during the pandemic

▪	Investment Management is poised for growth in AUM, revenue, and earnings following the successful completion of the $31.7 million GECC rights offering

WALTHAM, MA, November 15, 2020 – Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) announced its financial results for the quarter ended September 30, 2020. Great Elm will host a conference call and webcast on Monday, November 16, 2020 at 8:00 a.m. Eastern Time to discuss its first fiscal quarter 2021 financial results. Please see below for details.

Select highlights from the first quarter 2021 include:

▪	Operating Companies:
▪	For the three months ended September 30, 2020, $14.6 million of revenue, $0.5 million of net loss and $2.8 million of adjusted EBITDA
▪	Having completed significant investments into the platform, DME management is focused on continuing organic growth, driving improved margins, and making add-on acquisitions
▪	New PAP patient setups declined 24.7% year over year but increased sequentially 2.8% as the business recovers from the effects of the COVID-19 pandemic

▪	Investment Management:
▪	For the three months ended September 30, 2020, $0.8 million of revenue, net loss of $0.1 million and $0.2 million of adjusted EBITDA

▪

Great Elm Capital Corp. (“GECC”), managed by our wholly owned subsidiary, Great Elm Capital Management, Inc. (“GECM”), raised gross proceeds of $31.7 million through the completion of a rights offering.

▪	GEC purchased approximately 3.0 million shares in the offering for $8.8 million

"We made significant progress toward the achievement of our strategic goals for both our DME and Investment Management businesses during the quarter, " remarked Peter A. Reed, Great Elm's Chief Executive Officer. "DME added key management talent, continued to improve operationally and is actively pursuing attractive add-on acquisition opportunities.  For Investment Management, not only will the successful rights offering at GECC enable the pursuit of attractive acquisitions in the specialty finance sector, it enhances GECM's revenue, earnings and cash flow potential which ultimately benefits our shareholders."

Alignment of Interest

The employees and directors of Great Elm and GECM collectively own or manage 7.1 million shares or approximately 27% of Great Elm’s outstanding shares.

FINANCIAL REVIEW: SEGMENT FINANCIALS

As of September 30, 2020, Great Elm had four operating segments: Durable Medical Equipment, Investment Management, Real Estate and General Corporate.

Durable Medical Equipment

Three Months Ended September 30, 2020:

Revenue:

▪	During the three months ended September 30, 2020, Great Elm recognized $14.6 million in total revenue vs. $13.2 during the same period in the prior year.

Net Income (Loss):

▪	During the three months ended September 30, 2020, Great Elm recognized a net loss of $0.5 million vs. $0.8 million of net loss during the same period in the prior year.

Adjusted EBITDA:

▪	During the three months ended September 30, 2020, Great Elm recognized $2.8 million in adjusted EBITDA vs. $3.0 million during the same period in the prior year.

Commentary:

▪

During the quarter, PAP supply sales remained strong while rental revenues continued to be negatively impacted by suppressed referral pipelines for new equipment set-ups during the pandemic.  We remain intently focused on exploring ways to lower DME’s cost of capital and obtaining additional funds for potential future acquisitions.

Investment Management

Three Months Ended September 30, 2020:

Revenue:

▪	During the three months ended September 30, 2020, Great Elm recognized total investment management revenue of $0.8 million vs. $0.9 million during the same period in the prior year.

Net Income (Loss):

▪	During the three months ended September 30, 2020, Great Elm recognized a net loss of $0.11 million vs. a net loss of $0.05 million during the same period in the prior year.

Adjusted EBITDA:

▪	During the three months ended September 30, 2020, Great Elm recognized adjusted EBITDA of $0.2 million vs. $0.4 million during the same period in the prior year.

Commentary:

•

During the quarter, GECC benefitted from strong performance of its specialty finance investments, the redeployment of funds into attractive risk-adjusted opportunities and the rebounding of the valuations of certain of its investments following COVID related volatility in the prior quarter. Great Elm intends to continue to focus on attractive acquisition opportunities in the specialty finance sector going forward.

Real Estate

Three Months Ended September 30, 2020:

Revenue:

▪	During the three months ended September 30, 2020, Great Elm recognized $1.3 million in rental revenue vs. $1.3 million during the same period in the prior year.

Net Income (Loss):

▪	During the three months ended September 30, 2020, Great Elm recognized $0.1 million in net income vs. $0.1 million in net income during the same period in the prior year.

Adjusted EBITDA:

▪	During the three months ended September 30, 2020, Great Elm recognized $1.1 million in adjusted EBITDA vs. $1.1 million during the same period in the prior year.

Commentary

▪	Great Elm continues to manage the Fort Myers investment to monetize significant net operating loss carryforwards.

General Corporate

Three Months Ended September 30, 2020:

Revenue:

▪	During the three months ended September 30, 2020, Great Elm recognized $0.09 million in revenue vs. $0.02 million in revenue during the same period in the prior year.

Net Income (Loss):

▪	During the three months ended September 30, 2020, Great Elm recognized $3.4 million in net loss vs. net loss of $2.5 million during the same period in the prior year.

Adjusted EBITDA:

▪	During the three months ended September 30, 2020, Great Elm recognized $(1.1) million in adjusted EBITDA vs. $(1.7) million during the same period in the prior year.

Commentary:

•

During the quarter, Great Elm made significant progress on reducing its corporate overhead, driven largely by a reduction in audit cost.  Great Elm intends to continue to focus on reducing its corporate overhead going forward.

Conference Call & Webcast

Great Elm will host a conference call and webcast on Monday, November 16, 2020 at 8:00 a.m. Eastern Time to discuss its first quarter 2021 financial results.

All interested parties are invited to participate in the conference call by dialing +1 (844) 559-0750; international callers should dial +1 (647) 689-5386. Participants should enter the Conference ID 4790827 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: https://www.greatelmcap.com/events-and-presentations/default.aspx.

The conference call will be webcast simultaneously at: https://event.on24.com/wcc/r/2625162/1D4EAD6DA2778005450B2AF1E04864A3 [event.on24.com]

About Great Elm Capital Group, Inc.

Great Elm is a publicly-traded holding company that seeks to build a business across two operating verticals: Operating Companies and Investment Management. Great Elm’s website can be found at www.greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding revenue, adjusted EBITDA, expected growth, profitability, free cash flow and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information.  These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income. The information in the table below represents Great Elm’s assumptions and expectations in light of currently available information. Great Elm’s actual performance results may differ from those projected in in the table below, and any such differences may be material.

(1)	Prior year non-GAAP adjustments have been updated to conform to current year presentation by removing adjustments associated with the adoption of ASC 606 Contracts with Customers.

(2)

Transaction and integration related costs include costs to acquire and integrate acquired businesses.  This also represents change in contingent consideration liability since the initial valuation at the acquisition date.

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com